Exhibit 99.1

FOR IMMEDIATE RELEASE

Vera Therapeutics Provides Business Update and Reports First Quarter 2022 Financial Results

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Phase 2b ORIGIN clinical trial of atacicept on track, topline data expected Q4 2022
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Initiation of Phase 3 pivotal clinical trial of atacicept in lupus nephritis planned for 2H-2022, following positive clinical strategy meeting with FDA earlier this year
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Results from a 12-week interim analysis of Phase 2 study of MAU868 in kidney transplant recipients planned in June 2022; Phase 2b or Phase 3 clinical trial of MAU868 expected to initiate in 2023
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Strong balance sheet with approximately $151 million in cash, cash equivalents and marketable securities as of March 31, 2022 and access to a $45.0 million credit facility expected to fund operations to Q2 2024

BRISBANE, Calif., May 16, 2022 – Vera Therapeutics, Inc. (Nasdaq: VERA), a late-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its business highlights and financial results for the quarter ended March 31, 2022.

“We continue to successfully execute our development strategy in early 2022 and are on track to achieve several key milestones and announce clinical data across our development pipeline throughout the year. We are positioned to fund our current programs and operations with current cash, cash equivalents, and marketable securities plus available credit, to the second quarter of 2024,” said Marshall Fordyce, MD, founder and CEO of Vera Therapeutics. “Enrollment in the ORIGIN study, which is evaluating the potential for atacicept to treat patients who suffer from the devastating effects of kidney disease, remains on track to be completed in mid-2022. Topline results from the study are expected to be presented in the fourth quarter 2022, which we expect will be used to support the initiation of a pivotal Phase 3 clinical trial of atacicept in 2023. In addition, we are preparing to initiate a Phase 3 pivotal clinical trial for atacicept to treat lupus nephritis in the second half of this year. This is an exciting next step for this program, as we believe that atacicept has the potential to be a best-in-disease treatment for lupus nephritis patients. This is a high unmet medical need, with a high rate of morbidity and mortality, and many patients progressing to end-stage renal disease.”

“During the past quarter, we hosted a KOL event to help educate the market about BK Virus infections and the opportunity for our late-stage clinical asset, MAU868, which included a presentation from world-renowned transplant nephrologist and pioneering kidney transplant researcher, Stanley C. Jordan, M.D., FASN, FAST. We believe this event has helped set the stage for the upcoming presentation of the 12-week interim data from the Phase 2 study of MAU868 at the American Transplant Conference on June 4, 2022. In addition, we continue to make progress with our planning to initiate a Phase 2b or Phase 3 clinical trial of MAU868 in kidney transplant patients with BK Virus viremia in 2023,” concluded Dr. Fordyce.

First Quarter and Recent Business Highlights

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Enrollment in the Phase 2b ORIGIN clinical trial of atacicept remains on track, topline data expected in the fourth quarter 2022.
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Hosted a KOL webinar featuring a discussion on BK Virus (BKV) by world-renowned transplant nephrologist and pioneering kidney transplant researcher, Stanley C. Jordan, M.D., FASN, FAST, as well as an overview of MAU868, Vera’s lead asset in the treatment of BKV and a potential first-in-class monoclonal antibody to treat BKV infections.
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Effective as of the date of Vera’s 2022 Annual Meeting of Stockholders, appointed Michael M. Morrissey, Ph.D., as chairman of Vera’s board of directors. Dr. Morrissey has served as president and CEO of Exelixis, Inc. since July 2020.
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Strengthened the balance sheet with a completed upsized follow-on public offering in February 2022; reporting total cash, cash equivalents and marketable securities of approximately $151 million as of March 31, 2022 and access to a $45.0 million credit facility, which are expected to fund operations to the second quarter of 2024.

Upcoming Milestones

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Two presentations featuring new clinical data from the Phase 2a JANUS clinical trial of atacicept in patients with IgA nephropathy (IgAN) and renal data from a post-hoc analysis of the Phase 2 APRIL-SLE study evaluating atacicept in patients with systemic lupus erythematosus (SLE) are scheduled at the 59th European Renal Association European Dialysis and Transplant Association (ERA-EDTA) Congress being held May 19-22, 2022.
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The 12-week results from the interim analysis of a Phase 2 study in BKV viremia among kidney transplant recipients are scheduled to be presented at the American Transplant Conference on June 4, 2022. MAU868 has been to be well tolerated and showed a greater proportion of subjects with decrease in BKV plasma viral load versus placebo.
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Plan to initiate in the second half of 2022 a randomized, double-blinded, placebo-controlled Phase 3 clinical trial of atacicept in lupus nephritis. The trial will evaluate the efficacy and safety of atacicept in subjects with lupus nephritis by assessing 150 mg of once-weekly subcutaneous injections of atacicept versus placebo. The trial consists of a 52-week primary endpoint within a 104-week open-label treatment period and a 52-week safety follow-up period.
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Plan to announce topline data for the Phase 2b ORIGIN clinical trial – a dose-ranging study evaluating the safety and efficacy of atacicept in patients with IgAN who continue to have persistent proteinuria and remain at high risk of disease progression – in the fourth quarter of 2022.
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Expect to initiate in 2023 a Phase 2b or Phase 3 clinical trial of MAU868 in BKV viremia among kidney transplant recipients.

Financial Results for the Quarter Ended March 31, 2022

For the three months ended March 31, 2022, the company reported a net loss of $17.1 million, or a net loss per diluted share of $0.71, compared to a net loss of $4.7 million, or a net loss per diluted share of $12.23, for the same period last year. Outstanding shares of redeemable convertible preferred stock were excluded from the computation of net loss per diluted share for periods prior to the conversion of those shares to common stock in May 2021.

During the quarter ended March 31, 2022, net cash used in operating activities was $9.0 million, compared to $4.1 million for the same period last year.

Vera reported approximately $151 million in cash, cash equivalents and marketable securities as of March 31, 2022. In addition, the company has secured a credit facility through Oxford with a remaining borrowing capacity of up to $45.0 million.

About Vera

Vera Therapeutics is a late-stage biotechnology company focused on developing treatments for serious immunological diseases. Vera’s mission is to advance treatments that target the source of immunologic diseases in order to change the standard of care for patients. Vera’s lead product candidate is atacicept, a fusion protein self-administered as a subcutaneous injection once weekly that blocks both B lymphocyte stimulator (BLyS) and a proliferation inducing ligand (APRIL), which stimulate B cells and plasma cells to produce autoantibodies contributing to certain autoimmune diseases, including IgA nephropathy (IgAN), also known as Berger’s disease, and lupus nephritis. In addition, Vera is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove medically useful. Vera is also developing MAU868, a monoclonal antibody designed to neutralize infection with BK Virus, a polyomavirus that can have devastating consequences in certain settings such as kidney transplant. For more information, please visit www.veratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the continued tolerability of Vera’s product candidates, research and clinical development plans and timing, the scope, progress, and results of developing Vera’s product candidates, strategy, and regulatory matters, including the timing and likelihood of success of obtaining drug approvals. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans,” “will,” “expects,” “scheduled,” “potential,”

and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, risks and uncertainties associated with Vera’s business in general, the impact of the COVID-19 pandemic, and the other risks described in Vera’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Kathy Vincent
Greig Communications, Inc.

kathy@greigcommunications.com

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VERA THERAPEUTICS, INC.

Condensed Statement of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
	(unaudited)
Operating expenses:
Research and development	$12,549	$2,932
General and administrative	4,472	1,784
Total operating expenses	17,021	4,716
Loss from operations	(17,021)	(4,716)
Total other (expense) income, net	(64)	2
Net loss	$(17,085)	$(4,714)
Unrealized loss on available-for-sale securities	(12)	-
Total loss and comprehensive loss	$(17,097)	$(4,714)
Net loss per share attributable to common stockholders, basic and diluted	$(0.71)	$(12.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	24,227,282	385,401

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

	March 31,	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$111,506	$79,674
Marketable securities	39,432	-
Prepaid expenses and other current assets	6,805	2,863
Total current assets	157,743	82,537
Restricted cash, noncurrent	293	293
Property and equipment, net	16	-
Operating lease right-of-use assets	6,275	-
Prepaid expenses and other noncurrent assets	67	51
Non-marketable equity securities	580	867
Total assets	$164,974	$83,748

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,328	$1,385
Operating lease liabilities	2,490	-
Restructuring liability	-	377
Accrued expenses and other current liabilities	10,151	5,928
Total current liabilities	19,969	7,690
Long-term debt	4,937	4,923
Operating lease liabilities, noncurrent	5,357	-
Restructuring liability, noncurrent	-	1,257
Accrued and other noncurrent liabilities	286	286
Total liabilities	30,549	14,156
Stockholders' equity
Common stock	27	21
Additional paid-in capital	275,551	193,627
Accumulated other comprehensive loss	(12)	-
Accumulated deficit	(141,141)	(124,056)
Total stockholders' equity	134,425	69,592
Total liabilities and stockholders' equity	$164,974	$83,748

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